SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)—October 27, 2003

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29816	75-2816101
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024 (Zip Code)
(Address of principal executive offices)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On October 27, 2003, Triad Hospitals, Inc. issued a press release announcing its commencement of a tender offer and consent solicitation relating to its outstanding $325.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2009. A copy of the press release is furnished herewith and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibit.

99.1	Press Release issued by Triad Hospitals, Inc. on October 27, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/S/ DONALD P. FAY
Donald P. Fay
Executive Vice President, Secretary and General Counsel

Date:  October 27, 2003

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Triad Hospitals, Inc. on October 27, 2003.

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